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FARBER, BLICHT & EYERMAN, LLP
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Certified Public Accountants     255 Executive Drive, Suite 215     Telephone: (516) 576-7040
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                                 Plainview, NY 11803-1715           Facsimile: (516) 576-1232
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                                                                  EXHIBIT 24.1

                        INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors of
U.S. Golf and Entertainment Inc.
Commack, New York

   We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated March 14, 1997, (except for Note 15, which is dated April __, 1997) on the financial statements of U.S. Golf and Entertainment Inc. as of December 31, 1996 and for each of the two years then ended which appear in such Prospectus. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.



Plainview, New York
April 11, 1997